                                                                     EXHIBIT 3.6

                            CERTIFICATE OF FORMATION

                                       OF

                               TRITON PCS LICENSE
                                 COMPANY L.L.C.


                                   ARTICLE I
                                   ---------

          The name of the Limited Liability Company is Triton PCS License Company L.L.C.

                                   ARTICLE II
                                   ----------

          The address of the Limited Liability Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this ________ day of December, 1997.

                                    MEMBER:
                                    TRITON PCS HOLDINGS COMPANY L.L.C.


                                    By:
                                       ------------------------------------
                                      David D. Clark, Senior Vice President